Exhibit 17.1
Rule 24f-2 Notice

                             FEDERATED GROWTH TRUST

                                  (Fund Name)


                           Federated Investors Tower
                      Pittsburgh, Pennsylvania 15222-3779

                              1933 Act No. 2-91090


  (i)   fiscal period for which notice is filed October 31, 1994

 (ii)   The number or amount of securities of the
        same class or series, if any, which had
        been registered under the Securities Act
        of 1933, other than pursuant to Rule 24f-2
        but which remained unsold at November 1, 1993,
        the beginning of the Registrant's fiscal
        period                                                -0-

(iii)   The number or amount of securities, if
        any, registered during the fiscal period
        of this notice other than pursuant to
        Rule 24f-2                                            -0-            -0-

  (iv)  The number or amount of securities
        sold during the fiscal period of this
        notice                                                        7,063,731
   (v)  The number or amount of securities sold
        during the fiscal period of this notice
        in reliance upon registration pursuant
        to Rule 24f-2 (see attached Computation
        of Fee)                                                       7,063,731



     WITNESS the due execution hereof this 15th day of December, 1994.



                                        By: /s/ Robert C. Rosselot
                                            Robert C. Rosselot
                                            Assistant Secretary

                               COMPUTATION OF FEE


1. Actual aggregate sale price of Registrant's
   securities sold pursuant to Rule 24f-2 during
   the fiscal period for which the 24f-2 notice
   is filed (see Section v)................................... $161,557,597

2. Reduced by the difference between:

   (a)  actual aggregate redemption price
        of such securities redeemed by the
        issuer during the fiscal period for
        which the 24f-2 notice is filed........ $256,459,141

   (b)  actual aggregate redemption price
        of such redeemed securities
        previously applied by the issuer
        pursuant to Section 24e(2)(a) for
        the fiscal period for which the
        24f-2 notice is filed..................           -0-   256,459,141


Total amount upon which the fee calculation specified
in Section 6(b) of the Securities Act of 1933 is
based......................................................... $(94,901,544)


     FEE SUBMITTED (1/29 of 1% of Total amount)............... $         -0-



                        CONVERSION OF NET REDEMPTIONS ON
                          RULE 24f-2 NOTICE TO FILING
                                UNDER RULE 24e-2


When a negative amount appears on the line captioned "Total amount upon which the fee calculated specified in Section 6(b) of the Securities Act of 1933 is based", the following calculation should be made to determine the share information needed to file under Rule 24e-2:


Total redemptions (per annual report)                  11,526,631
Less:  Line (v) - Rule 24f-2 Notice                     7,063,731
Shares available to register under
     Rule 24e-2                                         4,462,900 (a)

Fund's Current Net Asset Value                        $     20.27 (b)
Multiply:  Shares available to register
under Rule 24e-2 by the fund's current
net asset value (a x b) to obtain Proposed
Maximum Aggregate Offering Price                      $90,462,983


                    HOUSTON, HOUSTON & DONNELLY
                          ATTORNEYS AT LAW
                       2510 CENTRE CITY TOWER
WILLIAM McC. HOUSTON  PITTSBURGH, PA.  15222
FRED CHALMERS HOUSTON, JR.
                             ----------
THOMAS J. DONNELLY
JOHN F. MECK             (412) 471-5828          FRED CHALMERS HOUSTON
                        FAX (412) 471-0736          (1914 - 1971)


MARIO SANTILLI, JR.
THEODORE M. HAMMER

                               December 15, 1994



Federated Growth Trust
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

      You have requested our opinion in connection with the registration by Federated Growth Trust ("Trust") of an additional 4,462,900 Shares of Beneficial Interest ("Shares") pursuant to Post-effective Amendment No. 19 to the Trust's registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 (File No. 2-91090). The subject Post-effective Amendment will be filed pursuant to Paragraph (b) of Rule 485 and become effective pursuant to said Rule immediately upon filing.

      As counsel we have participated in the organization of the Trust and its registration under the Investment Company Act. We have also participated in the preparation and filing of the Trust's amended registration statement under the Securities Act of 1933 referred to above. We have examined and are familiar with the provisions of the written Declaration of Trust dated April 17, 1984, ("Declaration of Trust"), the Bylaws of the Trust and such other documents and records deemed relevant. We have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by us for the purposes of this opinion.

      On the basis of the foregoing, it is our opinion that:

      1. The Trust is duly organized and validly existing pursuant to the Declaration of Trust.

      2. The Shares which are currently being registered by the Registration Statement referred to above may be legally and validly issued from time to time in accordance with the Declaration of Trust upon receipt of consideration sufficient to comply with the provisions of Article III, Section 3, of the Declaration of Trust and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

      3. Post-effective Amendment No. 19 does not contain disclosures which would render it ineligible to become effective pursuant to Paragraph (b) of Rule 485.

      We hereby consent to the filing of this opinion as a part of the Trust's registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and as a part of any application or registration statement filed under the securities laws of the States of the United States. We further consent to the reference to this opinion and the reference to us as counsel to the Trust in the prospectus, registration statements and applications.

                                          Very truly yours,

                                          Houston, Houston & Donnelly



                                          By:  /s/ Thomas J. Donnelly